                                                                  EXHIBIT (C)(2)


                        STOCK PURCHASE AND SALE AGREEMENT

            THIS STOCK PURCHASE AND SALE AGREEMENT (this "Agreement") is entered into as of this 6th day of July, 1999 by and among William Lyon Homes, Inc., a California corporation ("Purchaser"), and The Chase Manhattan Bank, as Trustee for First Plaza Group Trust ("Seller").

                                    RECITALS:

            WHEREAS, Purchaser, The Presley Companies, a Delaware corporation ("Presley-Del."), and Presley Homes, a California corporation ("Presley-Cal."), are parties to a letter of intent dated May 3, 1999 attached hereto as Exhibit A (the "Letter of Intent") which sets forth such parties' mutual, preliminary understanding with respect to Presley-Cal.'s proposed acquisition of substantially all of the assets of Purchaser (the "Acquisition") and Purchaser's proposal to acquire a portion of the outstanding shares of Common Stock of Presley-Del.; and

            WHEREAS, the Letter of Intent contemplates that Purchaser will make offers to the holders of Presley-Del. Series B Common Stock (the "Series B Offer") and a tender offer to the holders of the Presley Del. Series A Common Stock (the "Series A Offer") to purchase, for a cash purchase price of $0.655 per share, an aggregate number of shares of the Presley Del. Common Stock which, when added to the number of shares of Presley-Del Common Stock already owned by Purchaser and its affiliates (and after giving effect to dispositions of Presley-Del. Common Stock held by Purchaser and its affiliates as contemplated in the Letter of Intent), will cause Purchaser and its affiliates to own an aggregate of approximately 49% (but in no event more than 49.9%) of the shares of Presley-Del. Common Stock outstanding; and

            WHEREAS, Seller owns shares of Presley-Del. Series B Common Stock and, as part of the Series B Offer, Seller and Purchaser desire to enter into this Agreement to provide for the sale by Seller to Purchaser of 4,186,748 shares (subject to adjustment as provided herein) of such Series B Common Stock on the terms and subject to the conditions set forth herein.

                                    AGREEMENT

            NOW THEREFORE, in consideration of the foregoing and the representations, warranties and covenants set forth in this Agreement, the parties agree as follows:

                                   ARTICLE I
                                PURCHASE AND SALE

            1.1 Purchase and Sale of Shares. At the Closing (as defined in
Section 1.3 of this Agreement), and on the terms and subject to the conditions set forth in



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

this Agreement, Seller agrees to sell, transfer and deliver to Purchaser, and Purchaser hereby agrees to purchase and acquire from Seller, 4,186,748 shares of Presley-Del. Series B Common Stock (the "Shares") for a cash price of $0.655 per share, or an aggregate purchase price of $2,742,319.94 (the "Purchase Price"). The number of Shares of Presley-Del. Series B Common Stock to be purchased and sold hereunder, and the aggregate Purchase Price to be paid therefor, shall be subject to adjustment as provided in Section 4.1 and Section 7.12 of this Agreement.

            1.2 Deliveries at Closing. At the Closing, Seller shall deliver to Purchaser the certificate or certificates representing the Shares, duly endorsed for transfer to, or accompanied by duly executed stock powers in favor of, Purchaser or its nominee, and otherwise in a form acceptable for transfer on the books of Presley-Del., against payment by Purchaser of the Purchase Price by wire transfer of immediately available funds to the account specified on
Schedule 1.2 attached hereto.

            1.3 Closing. Unless otherwise agreed by the parties hereto, the closing of the transaction contemplated in this Article I (the "Closing") shall take place at the offices of Purchaser at 9:00 a.m. Pacific time on the second business day following the delivery by Purchaser to Seller of written notice to the effect that the conditions set forth in Sections 5.3(c), 5.3(d) and 5.3(e) of this Agreement have been satisfied or waived. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES
                                  OF PURCHASER

            Purchaser hereby represents and warrants to Seller as of the date of this Agreement and as of the Closing Date as follows (it being understood and agreed that Purchaser makes no representations or warranties in connection with the purchase and sale of the Shares hereunder other than as set forth in this
Article II and in Section 7.10 hereof):

            2.1 Due Incorporation; Authority. Purchaser has been duly incorporated and is validly existing in good standing under the laws of the State of California. Purchaser has the corporate power and corporate authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement, and the performance of Purchaser's obligations hereunder, have been duly authorized by all necessary corporate action on the part of Purchaser.

            2.2 Binding Obligation. This Agreement has been duly executed and delivered by Purchaser, and constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms against Purchaser, except that (a) such enforcement may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or similar laws relating to or affecting creditors rights generally; and (b) such enforcement may be limited by general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the


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

possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

            2.3 No Conflict or Violation. Purchaser's execution and delivery of, and performance of its obligations under, this Agreement do not (a) violate Purchaser's articles of incorporation or bylaws, (b) constitute a material breach or default under any existing obligation of or restriction on Purchaser under any other agreement to which Purchaser is a party, or (c) breach or otherwise violate any law, statute, rule, regulation, order or decree applicable to Purchaser. No consent, order, permit or approval of any person or governmental authority is required on the part of Purchaser for the execution and delivery of, and performance of its obligations under, this Agreement.

            2.4 Investment Intent. Purchaser is purchasing the Shares for its own account and not with a view to distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Purchaser is an "accredited investor," as such term is defined in Rule 501(a) under the Securities Act, which, by reason of its business and financial experience, has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the investment in the Shares. Purchaser understands that (a) the Shares have not been registered under the Securities Act and may not be offered or sold unless the Shares are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available, (b) if any transfer of the Shares is to be made in reliance on an exemption under the Securities Act, Presley-Del. may require an opinion of counsel satisfactory to it that such transfer may be made pursuant to such exemption, and (c) so long as deemed appropriate by Presley-Del., the Shares may bear a legend to the effect of clauses (a) and (b) of this paragraph.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                    OF SELLER

            Seller represents and warrants to Purchaser as of the date of this Agreement and as of the Closing Date as follows (it being understood and agreed that Seller makes no representations or warranties in connection with the purchase and sale of the Shares hereunder other than as set forth in this
Article III and in Section 7.10 hereof):

            3.1 Organization and Good Standing; Authority. Seller has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization. Seller has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement, and the performance of Seller's obligations hereunder, have been duly authorized by all necessary corporate, partnership or trust action (as the case may be) on the part of Seller.

            3.2 Binding Obligation. This Agreement has been duly executed and delivered by Seller, and constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms against Seller, except that (a) such enforcement


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

may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or similar laws relating to or affecting creditors rights generally; and (b) such enforcement may be limited by general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

            3.3 No Conflict or Violation. Seller's execution and delivery of, and performance of its obligations under, this Agreement do not (a) violate Seller's charter or other organizational documents, (b) to Seller's knowledge, constitute a material breach or default under any existing obligation of or restriction on Seller under any other agreement to which Seller is a party, or
(c) breach or otherwise violate any law, statute, rule, regulation, order or decree applicable to Seller. No consent, order, permit or approval of any person or governmental authority is required on the part of Seller for the execution and delivery of, and performance of its obligations under, this Agreement.

            3.4 Share Ownership. Seller's record and beneficial ownership of Presley-Del. equity securities is correctly set forth on Schedule 3.4 attached hereto. Seller owns all of the Shares of record and beneficially, free and clear of any charge, claim, property interest, right of first refusal, condition, lien, option, pledge, security interest or other adverse claim or interest of any kind (collectively, "Encumbrances"). At the Closing, Seller will transfer to Purchaser good title to the Shares, free and clear of all Encumbrances except for such Encumbrances as may be imposed by applicable securities laws or as may be otherwise expressly provided herein.

                                   ARTICLE IV
                              ADDITIONAL AGREEMENTS

            4.1 Purchase and Sale of Additional Series B Shares.

                (a) Seller acknowledges that it is Purchaser's objective, following the Closing of the Series A Offer and the Series B Offer, to own (together with Purchaser's affiliates) an aggregate of approximately 49% (but in no event more than 49.9%) of Presley-Del.'s outstanding Common Stock. In the event that the Series A shareholders do not tender a sufficient number of shares of Series A Common Stock in response to the Series A Offer to enable Purchaser and its affiliates (after taking into account the Series B shares to be acquired pursuant to the Series B Offer and after giving effect to the possible disposition by Purchaser and its affiliates of up to 8% of the outstanding shares of Presley-Del. Common Stock as contemplated in the Letter of Intent) to achieve the desired ownership target, Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Seller, at a price of $0.655 per share in cash, an additional number of shares of Series B Common Stock owned by Seller so as to enable Purchaser and its affiliates to reach the desired ownership target. The number of additional shares of Series B Common Stock to be sold by Seller pursuant to this Section 4.1 shall be determined in accordance with the following formula:



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

                       Number of Additional Shares = A x B
                                                        ---
                                                         C

      Where A  =       Total number of additional shares of Presley-Del.
                       Common Stock necessary to enable Purchaser and its affiliates to achieve the desired ownership target;

            B  =       Total number of shares of Presley-Del. Common Stock
                       owned by Seller (after giving effect to the sale of the Shares specified in Section 1.1 of this Agreement); and

            C  =       Total number of shares of Presley-Del. Common Stock
                       owned by each of the Series B shareholders identified on
                       Schedule 3.4 attached hereto (after giving effect to the sale of the Shares specified in Section 1.1 of this Agreement and in Section 1.1 of each of the agreements entered into with the other Series B Shareholders in connection with the Series B Offer).

                (b) The number of additional shares of Series B Common Stock to be purchased pursuant to this Section 4.1 (if any) shall be set forth in the notice delivered by Purchaser to Seller in accordance with Section
        1.3 of this Agreement. The purchase and sale of any additional shares of Series B Common Stock pursuant to this Section 4.1 shall occur in the same manner and at the same time as the transaction provided for in
        Article I of this Agreement. The term "Shares," as used in this Agreement, shall refer equally to any additional shares of Series B Common Stock purchased and sold pursuant to this Section 4.1.

        4.2 Agreements Not to Tender, Transfer or Acquire Shares. Seller hereby agrees that, prior to the Closing, Seller will not:

                (a) transfer or dispose of any interest in, tender (pursuant to the Series A Offer or otherwise), or pledge or otherwise create (or allow to exist) any Encumbrance on, any shares of Presley-Del. Common Stock which it owns (except as contemplated in this Agreement);

                (b) convert any Series B shares which it owns into Series A shares; or

                (c) acquire any beneficial interest in shares of Presley-Del. Common Stock or any options, warrants or other rights to acquire shares of Presley-Del. Common Stock.

Notwithstanding anything herein to the contrary, any affiliate of Seller which, in the ordinary course of its business, engages in any of the following activities may engage in such activities (other than for its own account) with respect to shares of Presley-Del. Common Stock and options, warrants or other rights to acquire shares of Presley-Del.


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

Common Stock: brokerage, investment advisory, investment company, financial advisory, anti-raid advisory, financing, asset management, trading, market making, arbitrage and other similar activities.

            4.3 Restriction on Sales of Presley-Del Common Stock by Purchaser. Purchaser hereby agrees that during the period from the Closing Date through and including the third anniversary of the Closing Date, Purchaser and its affiliates will not sell or otherwise transfer for value any shares of Presley-Del. Common Stock (other than the 7,939,589 shares of Series A Common Stock which are currently owned by Purchaser and its affiliates) unless such sale takes place in connection with a transaction in which all other holders of Presley-Del. Common Stock are afforded an opportunity to participate pro rata (based on ownership of Presley-Del. Common Stock) and on the same terms and conditions as Purchaser and its affiliates. Notwithstanding the foregoing, nothing contained in this Section 4.3 shall prohibit any transfer of Presley-Del. Common Stock by Purchaser or any of its affiliates to (a) any other affiliate of Purchaser, (b) William Lyon, his spouse or any of his lineal descendants, (c) any person who acquires such shares under the terms of a will or by the laws of descent and distribution, or (d) any trustee of any trust, the beneficiaries of which consist only of William Lyon, his spouse or lineal descendants, or any charitable organization as defined in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, provided that any such permitted transferee first agrees in writing to be bound by this Section 4.3 to the same extent as Purchaser and its affiliates.

            4.4 Consent to Transactions; Agreement to Vote in Favor of Presley-Del. Charter Amendments. Seller hereby approves of and consents to the transactions contemplated in the Letter of Intent, a copy of which has previously been provided to Seller. Subject to the condition set forth in the next sentence, Seller hereby agrees to vote all shares of Presley-Del. Common Stock which it (or any of its affiliates) owns in favor of the transactions contemplated by such Letter of Intent which are submitted for a vote of Presley-Del. stockholders and for which approval has been recommended by the Presley-Del. Board of Directors. In particular, but conditioned upon the understanding that such provisions will not be effective until after the closing of the Series A Offer, the Series B Offer and the Acquisition, Seller agrees to vote all shares of Presley-Del. Common Stock which it (or any of its affiliates) owns in favor of certain provisions proposed to be added to Presley-Del.'s certificate of incorporation (whether by amendment, merger or otherwise) which would restrict the transfer of Presley-Del shares by holders of 5% or more of its outstanding shares so as to avoid triggering certain tax law provisions which could result in the loss of Presley-Del.'s net operating losses for tax purposes.

                                   ARTICLE V
                              CONDITIONS TO CLOSING

            The obligation of Purchaser and Seller to effect the Closing shall be subject to the following conditions:



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            5.1 Conditions Precedent to Purchaser's and Seller's Obligations.
Purchaser's and Seller's respective obligations to consummate the purchase and sale of the Shares hereunder and to take the other actions required to be taken at the Closing are subject to the satisfaction as of the Closing Date of the condition that the purchase and sale of the Shares as contemplated in this Agreement shall not violate or contravene any applicable law, statute, rule, regulation, order or decree of any governmental authority.

            5.2 Conditions Precedent to Seller's Obligation to Close. Seller's obligations to sell the Shares and to take the other actions required to be taken by Seller at the Closing are subject to the satisfaction as of the Closing Date of each of the following conditions (each of which may be waived by Seller, in whole or in part):

                (a) the representations and warranties of Purchaser contained in this Agreement must have been true and correct in all respects on the date of this Agreement and shall be true and correct in all respects as of the Closing Date as if made on the Closing Date; and

                (b) Purchaser shall have performed all of the covenants and obligations that Purchaser is required to perform or to comply with at or prior to the Closing pursuant to this Agreement.

            5.3 Conditions Precedent to Purchaser's Obligation to Close. Purchaser's obligations to purchase the Shares and to take the other actions required to be taken by Purchaser at the Closing are subject to the satisfaction as of the Closing Date of each of the following conditions (each of which may be waived by Purchaser, in whole or in part):

                (a) The representations and warranties of Seller contained in this Agreement must have been true and correct in all respects on the date of this Agreement and shall be true and correct in all respects as of the Closing Date as if made on the Closing Date;

                (b) Seller shall have performed all of the covenants and obligations that Seller is required to perform or to comply with at or prior to the Closing pursuant to this Agreement;

                (c) The stockholders of Presley-Del., by a vote sufficient under applicable law, shall have approved certain provisions which are proposed to be added to Presley-Del.'s certificate of incorporation and/or bylaws to restrict transfers of shares of Presley-Del. Common Stock by holders of 5% or more of the outstanding Common Stock so as to avoid triggering the change-in-control tax provisions which could result in a loss of Presley-Del.'s net operating losses for tax purposes, and Presley-Del. shall have notified Purchaser in writing of its intention to effect such provisions (by filing with the Delaware Secretary of State a certificate of amendment or certificate of merger) following and conditioned only upon the closing of the Series A Offer and the Series B Offer;



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

                (d) Presley-Cal. and Purchaser shall have closed the Acquisition;

                (e) Purchaser shall have purchased (or shall have the legally enforceable right to purchase) shares of Presley-Del. Common Stock pursuant to the Series A Offer and/or the Series B Offer such that the number of shares so purchased, when added to the number of shares of Presley-Del. Common Stock then owned by Purchaser and its affiliates, causes Purchaser and its affiliates to own at least 49% (but not more than 49.9%) of the outstanding shares of Presley-Del. Common Stock; and

                (f) upon the closing of the Series B Offer, no person (other than Purchaser and its affiliates) shall own beneficially 5% or more of the outstanding Common Stock of Presley-Del.

                                   ARTICLE VI
                                  TERMINATION

            6.1 Termination Events. This Agreement may, by written notice delivered prior to the Closing, be terminated:

                (a) by mutual consent of Purchaser and Seller;

                (b) by Purchaser or Seller (if such party is not itself then in breach), if a material breach of this Agreement has been committed by the other party, and such breach has not been waived or cured within 10 calendar days of the date written notice of such breach is delivered to the breaching party;

                (c) by Purchaser or Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before November 15, 1999, or such later date as the parties may agree upon in writing;

                (d) (i) by Purchaser, if any of the conditions in Section 5.3 of this Agreement has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Purchaser to perform its obligations under this Agreement), or (ii) by Seller, if any of the conditions in Section 5.2 of this Agreement has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to perform its obligations under this Agreement); or

                (e) by Purchaser or Seller, if Purchaser, Presley-Del. and Presley-Cal. terminate the Letter of Intent (or any definitive agreement entered into with respect to the transactions contemplated by the Letter of Intent), or the Letter of Intent (or any such definitive agreement) expires in accordance with its terms prior to the Closing Date.



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

            6.2 Effect of Termination. If this Agreement is terminated pursuant to Section 6.1 hereof, all further obligations of the parties under this Agreement shall terminate; provided, however, that a termination of this Agreement shall not relieve any party of any liability it may have for breach of any representation or warranty or nonperformance of any covenant or obligation hereunder, or constitute a waiver of any available remedy (including specific performance, if available) for any such breach or nonperformance.

                                  ARTICLE VII
                               GENERAL PROVISIONS

            7.1 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

            7.2 Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California applicable to agreements made and to be performed wholly within the State of California, without regard to conflict of laws principles.

            7.3 Entire Agreement. This Agreement contains all of the agreements between the parties with respect to the matters contained herein and supersedes all prior written or oral and all contemporaneous oral agreements or understandings between the parties pertaining to any such matters. No provision of this Agreement may be amended or added to except by an agreement in writing signed by the parties to this Agreement or their respective successors in interest and expressly stating that it is an amendment of this Agreement.

            7.4 Further Assurances. The parties agree to do such further acts and things and to execute and deliver such additional agreements and instruments as any other party may reasonably require to consummate, evidence or confirm the agreements contained herein in the manner contemplated hereby.

            7.5 Assignment. This Agreement and the rights, duties, and obligations hereunder may not be assigned by any party prior to the Closing without the prior written consent of the other party, and any attempted assignment is void. Notwithstanding the foregoing, either Purchaser or Seller may assign its rights and delegate its obligations under this Agreement to one or more of their respective affiliates (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) or, in the case of Seller, to any successor trust or successor trustee of Seller, provided that, in each case, (a) the assignee first agrees in writing to be bound by the terms of this Agreement, and (b) any such assignment and delegation shall not relieve Purchaser or Seller of any of its obligations hereunder.



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

            7.6 Successors and Assigns. Subject to Section 7.5 hereof, this Agreement shall be binding upon each of the parties to it and their respective successors and permitted assigns.

            7.7 Severability. In the event any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed to be severed from this Agreement and every other provision of this Agreement shall remain in full force and effect.

            7.8 Expenses. Each party shall bear its own expenses in connection with the transactions contemplated hereunder. Each party further represents and warrants that it has not engaged or authorized any broker, finder or similar agent who would be entitled to a commission or other fee in respect of the transactions contemplated hereunder.

            7.9 Applicability in the Event of Conversion, Reclassification or Exchange of Series B Common Stock. In the event that shares of Presley-Del. Series B Common Stock are converted, reclassified or split into, or otherwise exchanged for, other securities of the same or different issuer, the terms and provisions of this Agreement shall be deemed to apply to such other securities with the same force and effect (with such adjustments to the number of securities and the purchase price thereof as may be necessary or appropriate to give effect to the parties' intent and the transactions contemplated hereunder).

            7.10 Acknowledgement. Purchaser and Seller acknowledge that each of them has a representative who is a director of Presley Del. and that each of Purchaser and Seller may be deemed to be an affiliate of Presley-Del. (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended). Purchaser and Seller further acknowledge that each of them may have confidential information concerning Presley-Del.'s business and affairs which is not public and may be considered material. Recognizing the foregoing, neither Purchaser nor Seller has requested, desires or requires the other to disclose any confidential information relating to Presley-Del. or otherwise. Each of Purchaser and Seller has conducted its own investigation, to the extent it has determined necessary or desirable, in connection with the purchase and sale of the Shares hereunder and expressly further acknowledges that (a) it has not relied upon any representation, warranty or statement (other than the limited representations, warranties and statements contained in this Agreement) made by, nor upon any analysis of, the other in connection with the transactions contemplated hereunder, (b) it has made its own investment analysis and decision to purchase or sell (as the case may be) the Shares based upon such information as it has deemed appropriate, and (c) it is voluntarily assuming all risks associated with the purchase or sale (as the case may be) of the Shares hereunder resulting from the failure to receive any such representations, warranties, statements or confidential information

            7.11 Relationship to Other Series B Purchase Agreements. The parties acknowledge that, in connection with the Series B Offer, Purchaser has entered into or proposes to enter into agreements with the other holders of Presley-Del. Series B


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

Common Stock to purchase from such holders additional shares of Presley-Del. Common Stock (such other agreements are attached hereto as Exhibit B and are being referred to herein as the "Other Series B Agreements"). Purchaser agrees that such Other Series B Agreements are to be identical in form and substance to this Agreement, with only such differences as relate to the identity of the seller and the number of shares of Presley-Del. Common Stock to be purchased and sold thereunder (it being understood that in the case of Foothill Capital Corporation, such number is 710,574 shares of Presley-Del. Series B Common Stock, and in the case of each of the other Series B stockholders, such number is that number of Series B shares as is necessary to reduce the total number of shares of Presley-Del. Common Stock (including any Presley-Del. Series A shares) owned by such Series B stockholder to below 5% of the total number of shares of Presley-Del. Common Stock outstanding). If the terms and conditions contained in any of the Other Series B Agreements are modified from the terms or conditions contained in this Agreement in any respect which is more advantageous to the seller or sellers party thereto, Purchaser and Seller agree that (a) Purchaser shall deliver to Seller prompt written notice of such modification (including the text thereof), (b) this Agreement shall be deemed to be amended to reflect such more advantageous terms or conditions (unless Seller notifies Purchaser to the contrary in writing), and (c) Purchaser and Seller, upon request, will promptly execute such agreements or instruments as may be necessary to evidence such amendment.

            7.12 Increase in Series A Offering Price. In the event that the purchase price paid by Purchaser in the Series A Offer is increased above $0.655 per share in cash, then the purchase price to be paid by Purchaser under this Agreement for each of the Shares shall be increased by the same incremental amount above $0.655 per share.



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


            IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase and Sale Agreement as of the day and year first above written.

                                   "PURCHASER"

                                    WILLIAM LYON HOMES, INC.

                                    By:     /s/ William Lyon
                                          ------------------------------------
                                          William Lyon
                                          Chairman, President and CEO

                                    "SELLER"

                                    THE CHASE MANHATTAN BANK,
                                       AS TRUSTEE OF FIRST PLAZA GROUP TRUST

                                    By:     /s/ John F. Weeda
                                          ------------------------------------
                                          John F. Weeda
                                          Vice President

                                  SCHEDULE 3.4

                                 SHARE OWNERSHIP


                                            Series A Shares    Series B Shares

First Plaza Group Trust                        1,697,325          5,099,206

GS Credit Partners, L.P.                          ---             5,920,362

ING (U.S.) Capital LLC (as nominee of
   ING Equity Partners, L.P. I)

                                                  ---             4,547,269

Foothill Capital Corporation                      ---             1,836,109

                        STOCK PURCHASE AND SALE AGREEMENT

            THIS STOCK PURCHASE AND SALE AGREEMENT (this "Agreement") is entered into as of this 6th day of July, 1999 by and among William Lyon Homes, Inc., a California corporation ("Purchaser"), and GS Credit Partners, L.P., ("Seller").

                                    RECITALS:

            WHEREAS, Purchaser, The Presley Companies, a Delaware corporation ("Presley-Del."), and Presley Homes, a California corporation ("Presley-Cal."), are parties to a letter of intent dated May 3, 1999 attached hereto as Exhibit A (the "Letter of Intent") which sets forth such parties' mutual, preliminary understanding with respect to Presley-Cal.'s proposed acquisition of substantially all of the assets of Purchaser (the "Acquisition") and Purchaser's proposal to acquire a portion of the outstanding shares of Common Stock of Presley-Del.; and

            WHEREAS, the Letter of Intent contemplates that Purchaser will make offers to the holders of Presley-Del. Series B Common Stock (the "Series B Offer") and a tender offer to the holders of the Presley Del. Series A Common Stock (the "Series A Offer") to purchase, for a cash purchase price of $0.655 per share, an aggregate number of shares of the Presley Del. Common Stock which, when added to the number of shares of Presley-Del Common Stock already owned by Purchaser and its affiliates (and after giving effect to dispositions of Presley-Del. Common Stock held by Purchaser and its affiliates as contemplated in the Letter of Intent), will cause Purchaser and its affiliates to own an aggregate of approximately 49% (but in no event more than 49.9%) of the shares of Presley-Del. Common Stock outstanding; and

            WHEREAS, Seller owns shares of Presley-Del. Series B Common Stock and, as part of the Series B Offer, Seller and Purchaser desire to enter into this Agreement to provide for the sale by Seller to Purchaser of 3,310,579 shares (subject to adjustment as provided herein) of such Series B Common Stock on the terms and subject to the conditions set forth herein.

                                    AGREEMENT

            NOW THEREFORE, in consideration of the foregoing and the representations, warranties and covenants set forth in this Agreement, the parties agree as follows:

                                   ARTICLE I
                                PURCHASE AND SALE

            1.1 Purchase and Sale of Shares. At the Closing (as defined in
Section 1.3 of this Agreement), and on the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell, transfer and deliver to Purchaser, and Purchaser hereby agrees to purchase and acquire from Seller, 3,310,579 shares of Presley-Del. Series B Common Stock (the "Shares") for a cash price of $0.655 per share, or an aggregate purchase price of $2,168,429.25 (the "Purchase Price"). The number of Shares of Presley-Del. Series B Common Stock to be purchased and sold hereunder, and the aggregate Purchase Price to be paid therefor, shall be subject to adjustment as provided in Section 4.1 and Section 7.12 of this Agreement.

            1.2 Deliveries at Closing. At the Closing, Seller shall deliver to Purchaser the certificate or certificates representing the Shares, duly endorsed for transfer to, or accompanied by duly executed stock powers in favor of, Purchaser or its nominee, and otherwise in a form acceptable for transfer on the books of Presley-Del., against payment by Purchaser of the Purchase Price by wire transfer of immediately available funds to the account specified on
Schedule 1.2 attached hereto.

            1.3 Closing. Unless otherwise agreed by the parties hereto, the closing of the transaction contemplated in this Article I (the "Closing") shall take place at the offices of Purchaser at 9:00 a.m. Pacific time on the second business day following the delivery by Purchaser to Seller of written notice to the effect that the conditions set forth in Sections 5.3(c), 5.3(d) and 5.3(e) of this Agreement have been satisfied or waived. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES
                                  OF PURCHASER

            Purchaser hereby represents and warrants to Seller as of the date of this Agreement and as of the Closing Date as follows (it being understood and agreed that Purchaser makes no representations or warranties in connection with the purchase and sale of the Shares hereunder other than as set forth in this
Article II and in Section 7.10 hereof):

            2.1 Due Incorporation; Authority. Purchaser has been duly incorporated and is validly existing in good standing under the laws of the State of California. Purchaser has the corporate power and corporate authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement, and the performance of Purchaser's obligations hereunder, have been duly authorized by all necessary corporate action on the part of Purchaser.

            2.2 Binding Obligation. This Agreement has been duly executed and delivered by Purchaser, and constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms against Purchaser, except that (a) such enforcement may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or similar laws relating to or affecting creditors rights generally; and (b) such enforcement may be limited by general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

            2.3 No Conflict or Violation. Purchaser's execution and delivery of, and performance of its obligations under, this Agreement do not (a) violate Purchaser's articles of incorporation or bylaws, (b) constitute a material breach or default under any existing obligation of or restriction on Purchaser under any other agreement to which Purchaser is a party, or (c) breach or otherwise violate any law, statute, rule, regulation, order or decree applicable to Purchaser. No consent, order, permit or approval of any person or governmental authority is required on the part of Purchaser for the execution and delivery of, and performance of its obligations under, this Agreement.

            2.4 Investment Intent. Purchaser is purchasing the Shares for its own account and not with a view to distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Purchaser is an "accredited investor," as such term is defined in Rule 501(a) under the Securities Act, which, by reason of its business and financial experience, has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the investment in the Shares. Purchaser understands that (a) the Shares have not been registered under the Securities Act and may not be offered or sold unless the Shares are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available, (b) if any transfer of the Shares is to be made in reliance on an exemption under the Securities Act, Presley-Del. may require an opinion of counsel satisfactory to it that such transfer may be made pursuant to such exemption, and (c) so long as deemed appropriate by Presley-Del., the Shares may bear a legend to the effect of clauses (a) and (b) of this paragraph.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                    OF SELLER

            Seller represents and warrants to Purchaser as of the date of this Agreement and as of the Closing Date as follows (it being understood and agreed that Seller makes no representations or warranties in connection with the purchase and sale of the Shares hereunder other than as set forth in this
Article III and in Section 7.10 hereof):

            3.1 Organization and Good Standing; Authority. Seller has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization. Seller has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement, and the performance of Seller's obligations hereunder, have been duly authorized by all necessary corporate, partnership or trust action (as the case may be) on the part of Seller.

            3.2 Binding Obligation. This Agreement has been duly executed and delivered by Seller, and constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms against Seller, except that (a) such enforcement may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or similar laws relating to or affecting creditors rights generally; and (b) such enforcement may be limited by general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

            3.3 No Conflict or Violation. Seller's execution and delivery of, and performance of its obligations under, this Agreement do not (a) violate Seller's charter or other organizational documents, (b) to Seller's knowledge, constitute a material breach or default under any existing obligation of or restriction on Seller under any other agreement to which Seller is a party, or
(c) breach or otherwise violate any law, statute, rule, regulation, order or decree applicable to Seller. No consent, order, permit or approval of any person or governmental authority is required on the part of Seller for the execution and delivery of, and performance of its obligations under, this Agreement.

            3.4 Share Ownership. Seller's record and beneficial ownership of Presley-Del. equity securities is correctly set forth on Schedule 3.4 attached hereto. Seller owns all of the Shares of record and beneficially, free and clear of any charge, claim, property interest, right of first refusal, condition, lien, option, pledge, security interest or other adverse claim or interest of any kind (collectively, "Encumbrances"). At the Closing, Seller will transfer to Purchaser good title to the Shares, free and clear of all Encumbrances except for such Encumbrances as may be imposed by applicable securities laws or as may be otherwise expressly provided herein.

                                   ARTICLE IV
                              ADDITIONAL AGREEMENTS

            4.1 Purchase and Sale of Additional Series B Shares.

                (a) Seller acknowledges that it is Purchaser's objective, following the Closing of the Series A Offer and the Series B Offer, to own (together with Purchaser's affiliates) an aggregate of approximately 49% (but in no event more than 49.9%) of Presley-Del.'s outstanding Common Stock. In the event that the Series A shareholders do not tender a sufficient number of shares of Series A Common Stock in response to the Series A Offer to enable Purchaser and its affiliates (after taking into account the Series B shares to be acquired pursuant to the Series B Offer and after giving effect to the possible disposition by Purchaser and its affiliates of up to 8% of the outstanding shares of Presley-Del. Common Stock as contemplated in the Letter of Intent) to achieve the desired ownership target, Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Seller, at a price of $0.655 per share in cash, an additional number of shares of Series B Common Stock owned by Seller so as to enable Purchaser and its affiliates to reach the desired ownership target. The number of additional shares of Series B Common Stock to be sold by Seller pursuant to this Section 4.1 shall be determined in accordance with the following formula:

                       Number of Additional Shares = A x B
                                                        ---
                                                         C

      Where A  =       Total number of additional shares of Presley-Del.
                       Common Stock necessary to enable Purchaser and its affiliates to achieve the desired ownership target;

            B  =       Total number of shares of Presley-Del. Common Stock
                       owned by Seller (after giving effect to the sale of the Shares specified in Section 1.1 of this Agreement); and

            C  =       Total number of shares of Presley-Del. Common Stock
                       owned by each of the Series B shareholders identified on
                       Schedule 3.4 attached hereto (after giving effect to the sale of the Shares specified in Section 1.1 of this Agreement and in Section 1.1 of each of the agreements entered into with the other Series B Shareholders in connection with the Series B Offer).

                (b) The number of additional shares of Series B Common Stock to be purchased pursuant to this Section 4.1 (if any) shall be set forth in the notice delivered by Purchaser to Seller in accordance with Section
        1.3 of this Agreement. The purchase and sale of any additional shares of Series B Common Stock pursuant to this Section 4.1 shall occur in the same manner and at the same time as the transaction provided for in
        Article I of this Agreement. The term "Shares," as used in this Agreement, shall refer equally to any additional shares of Series B Common Stock purchased and sold pursuant to this Section 4.1.

            4.2 Agreements Not to Tender, Transfer or Acquire Shares. Seller hereby agrees that, prior to the Closing, Seller will not:

                (a) transfer or dispose of any interest in, tender (pursuant to the Series A Offer or otherwise), or pledge or otherwise create (or allow to exist) any Encumbrance on, any shares of Presley-Del. Common Stock which it owns (except as contemplated in this Agreement);

                (b) convert any Series B shares which it owns into Series A shares; or

                (c) acquire any beneficial interest in shares of Presley-Del. Common Stock or any options, warrants or other rights to acquire shares of Presley-Del. Common Stock.

Notwithstanding anything herein to the contrary, Goldman, Sachs & Co. and its affiliates may, in the ordinary course of its and its affiliates' business, engage in brokerage, investment advisory, investment company, financial advisory, anti-raid advisory, financing, asset management, trading, market making, arbitrage and other similar activities with respect to shares of Presley-Del. Common Stock and options, warrants or other rights to acquire shares of Presley-Del. Common Stock.

            4.3 Restriction on Sales of Presley-Del Common Stock by Purchaser. Purchaser hereby agrees that during the period from the Closing Date through and including the third anniversary of the Closing Date, Purchaser and its affiliates will not sell or otherwise transfer for value any shares of Presley-Del. Common Stock (other than the 7,939,589 shares of Series A Common Stock which are currently owned by Purchaser and its affiliates) unless such sale takes place in connection with a transaction in which all other holders of Presley-Del. Common Stock are afforded an opportunity to participate pro rata (based on ownership of Presley-Del. Common Stock) and on the same terms and conditions as Purchaser and its affiliates. Notwithstanding the foregoing, nothing contained in this Section 4.3 shall prohibit any transfer of Presley-Del. Common Stock by Purchaser or any of its affiliates to (a) any other affiliate of Purchaser, (b) William Lyon, his spouse or any of his lineal descendants, (c) any person who acquires such shares under the terms of a will or by the laws of descent and distribution, or (d) any trustee of any trust, the beneficiaries of which consist only of William Lyon, his spouse or lineal descendants, or any charitable organization as defined in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, provided that any such permitted transferee first agrees in writing to be bound by this Section 4.3 to the same extent as Purchaser and its affiliates.

            4.4 Consent to Transactions; Agreement to Vote in Favor of Presley-Del. Charter Amendments. Seller hereby approves of and consents to the transactions contemplated in the Letter of Intent, a copy of which has previously been provided to Seller. Subject to the condition set forth in the next sentence, Seller hereby agrees to vote all shares of Presley-Del. Common Stock which it (or any of its affiliates) owns in favor of the transactions contemplated by such Letter of Intent which are submitted for a vote of Presley-Del. stockholders and for which approval has been recommended by the Presley-Del. Board of Directors. In particular, but conditioned upon the understanding that such provisions will not be effective until after the closing of the Series A Offer, the Series B Offer and the Acquisition, Seller agrees to vote all shares of Presley-Del. Common Stock which it (or any of its affiliates) owns in favor of certain provisions proposed to be added to Presley-Del.'s certificate of incorporation (whether by amendment, merger or otherwise) which would restrict the transfer of Presley-Del shares by holders of 5% or more of its outstanding shares so as to avoid triggering certain tax law provisions which could result in the loss of Presley-Del.'s net operating losses for tax purposes.

                                   ARTICLE V
                              CONDITIONS TO CLOSING

            The obligation of Purchaser and Seller to effect the Closing shall be subject to the following conditions:

            5.1 Conditions Precedent to Purchaser's and Seller's Obligations. Purchaser's and Seller's respective obligations to consummate the purchase and sale of the Shares hereunder and to take the other actions required to be taken at the Closing are subject to the satisfaction as of the Closing Date of the condition that the purchase and sale of the Shares as contemplated in this Agreement shall not violate or contravene any applicable law, statute, rule, regulation, order or decree of any governmental authority.

            5.2 Conditions Precedent to Seller's Obligation to Close. Seller's obligations to sell the Shares and to take the other actions required to be taken by Seller at the Closing are subject to the satisfaction as of the Closing Date of each of the following conditions (each of which may be waived by Seller, in whole or in part):

                (a) the representations and warranties of Purchaser contained in this Agreement must have been true and correct in all respects on the date of this Agreement and shall be true and correct in all respects as of the Closing Date as if made on the Closing Date; and

                (b) Purchaser shall have performed all of the covenants and obligations that Purchaser is required to perform or to comply with at or prior to the Closing pursuant to this Agreement.

            5.3 Conditions Precedent to Purchaser's Obligation to Close. Purchaser's obligations to purchase the Shares and to take the other actions required to be taken by Purchaser at the Closing are subject to the satisfaction as of the Closing Date of each of the following conditions (each of which may be waived by Purchaser, in whole or in part):

                (a) The representations and warranties of Seller contained in this Agreement must have been true and correct in all respects on the date of this Agreement and shall be true and correct in all respects as of the Closing Date as if made on the Closing Date;

                (b) Seller shall have performed all of the covenants and obligations that Seller is required to perform or to comply with at or prior to the Closing pursuant to this Agreement;

                (c) The stockholders of Presley-Del., by a vote sufficient under applicable law, shall have approved certain provisions which are proposed to be added to Presley-Del.'s certificate of incorporation and/or bylaws to restrict transfers of shares of Presley-Del. Common Stock by holders of 5% or more of the outstanding Common Stock so as to avoid triggering the change-in-control tax provisions which could result in a loss of Presley-Del.'s net operating losses for tax purposes, and Presley-Del. shall have notified Purchaser in writing of its intention to effect such provisions (by filing with the Delaware Secretary of State a certificate of amendment or certificate of merger) following and conditioned only upon the closing of the Series A Offer and the Series B Offer;

                (d) Presley-Cal. and Purchaser shall have closed the Acquisition;

                (e) Purchaser shall have purchased (or have the legally enforceable right to purchase) shares of Presley-Del. Common Stock pursuant to the Series A Offer and/or the Series B Offer such that the number of shares so purchased, when added to the number of shares of Presley-Del. Common Stock then owned by Purchaser and its affiliates, causes Purchaser and its affiliates to own at least 49% (but not more than 49.9%) of the outstanding shares of Presley-Del. Common Stock; and

                (f) upon the closing of the Series B Offer, no person (other than Purchaser and its affiliates) shall own beneficially 5% or more of the outstanding Common Stock of Presley-Del.

                                   ARTICLE VI
                                   TERMINATION

            6.1 Termination Events. This Agreement may, by written notice delivered prior to the Closing, be terminated:

                (a) by mutual consent of Purchaser and Seller;

                (b) by Purchaser or Seller (if such party is not itself then in breach), if a material breach of this Agreement has been committed by the other party, and such breach has not been waived or cured within 10 calendar days of the date written notice of such breach is delivered to the breaching party;

                (c) by Purchaser or Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before November 15, 1999, or such later date as the parties may agree upon in writing;

                (d) (i) by Purchaser, if any of the conditions in Section 5.3 of this Agreement has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Purchaser to perform its obligations under this Agreement), or (ii) by Seller, if any of the conditions in Section 5.2 of this Agreement has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to perform its obligations under this Agreement); or

                (e) by Purchaser or Seller, if Purchaser, Presley-Del. and Presley-Cal. terminate the Letter of Intent (or any definitive agreement entered into with respect to the transactions contemplated by the Letter of Intent), or the Letter of Intent (or any such definitive agreement) expires in accordance with its terms prior to the Closing Date.

            6.2 Effect of Termination. If this Agreement is terminated pursuant to Section 6.1 hereof, all further obligations of the parties under this Agreement shall terminate; provided, however, that a termination of this Agreement shall not relieve any party of any liability it may have for breach of any representation or warranty or nonperformance of any covenant or obligation hereunder, or constitute a waiver of any available remedy (including specific performance, if available) for any such breach or nonperformance.

                                  ARTICLE VII
                               GENERAL PROVISIONS

            7.1 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

            7.2 Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California applicable to agreements made and to be performed wholly within the State of California, without regard to conflict of laws principles.

            7.3 Entire Agreement. This Agreement contains all of the agreements between the parties with respect to the matters contained herein and supersedes all prior written or oral and all contemporaneous oral agreements or understandings between the parties pertaining to any such matters. No provision of this Agreement may be amended or added to except by an agreement in writing signed by the parties to this Agreement or their respective successors in interest and expressly stating that it is an amendment of this Agreement.

            7.4 Further Assurances. The parties agree to do such further acts and things and to execute and deliver such additional agreements and instruments as any other party may reasonably require to consummate, evidence or confirm the agreements contained herein in the manner contemplated hereby.

            7.5 Assignment. This Agreement and the rights, duties, and obligations hereunder may not be assigned by any party prior to the Closing without the prior written consent of the other party, and any attempted assignment is void. Notwithstanding the foregoing, either Purchaser or Seller may assign its rights and delegate its obligations under this Agreement to one or more of their respective affiliates (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended), provided that, in each case, (a) the assignee first agrees in writing to be bound by the terms of this Agreement, and (b) any such assignment and delegation shall not relieve Purchaser or Seller of any of its obligations hereunder.

            7.6 Successors and Assigns. Subject to Section 7.5 hereof, this Agreement shall be binding upon each of the parties to it and their respective successors and permitted assigns.

            7.7 Severability. In the event any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed to be severed from this Agreement and every other provision of this Agreement shall remain in full force and effect.

            7.8 Expenses. Each party shall bear its own expenses in connection with the transactions contemplated hereunder. Each party further represents and warrants that it has not engaged or authorized any broker, finder or similar agent who would be entitled to a commission or other fee in respect of the transactions contemplated thereunder.

            7.9 Applicability in the Event of Conversion, Reclassification or Exchange of Series B Common Stock. In the event that shares of Presley-Del. Series B Common Stock are converted, reclassified or split into, or otherwise exchanged for, other securities of the same or different issuer, the terms and provisions of this Agreement shall be deemed to apply to such other securities with the same force and effect (with such adjustments to the number of securities and the purchase price thereof as may be necessary or appropriate to give effect to the parties' intent and the transactions contemplated hereunder).

            7.10 Acknowledgement. Purchaser and Seller acknowledge that each of them may be deemed to be an affiliate of Presley-Del. (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended). Purchaser and Seller further acknowledge that each of them may have confidential information concerning Presley-Del.'s business and affairs which is not public and may be considered material. Recognizing the foregoing, neither Purchaser nor Seller has requested, desires or requires the other to disclose any confidential information relating to Presley-Del. or otherwise. Each of Purchaser and Seller has conducted its own investigation, to the extent it has determined necessary or desirable, in connection with the purchase and sale of the Shares hereunder and expressly further acknowledges that (a) it has not relied upon any representation, warranty or statement (other than the limited representations, warranties and statements contained in this Agreement) made by, nor upon any analysis of, the other in connection with the transactions contemplated hereunder, (b) it has made its own investment analysis and decision to purchase or sell (as the case may be) the Shares based upon such information as it has deemed appropriate, and (c) it is voluntarily assuming all risks associated with the purchase or sale (as the case may be) of the Shares hereunder resulting from the failure to receive any such representations, warranties, statements or confidential information.

            7.11 Relationship to Other Series B Purchase Agreements. The parties acknowledge that, in connection with the Series B Offer, Purchaser has entered into or proposes to enter into agreements with the other holders of Presley-Del. Series B Common Stock to purchase from such holders additional shares of Presley-Del. Common Stock (such other agreements are attached hereto as Exhibit B and are referred to herein as the "Other Series B Agreements"). Purchaser agrees that such Other Series B Agreements are to be identical in form and substance to this Agreement, with only such differences as relate to the identity of the seller and the number of shares of Presley-Del. Common Stock to be purchased and sold thereunder (it being understood that in the case of Foothill Capital Corporation, such number is 710,574 shares of Presley-Del. Series B Common Stock, and in the case of each of the other Series B stockholders, such number is that number of Series B shares as is necessary to reduce the total number of shares of Presley-Del. Common Stock (including any Presley-Del. Series A shares) owned by such Series B stockholder to below 5% of the total number of shares of Presley-Del. Common Stock outstanding). If the terms and conditions contained in any of the Other Series B Agreements are modified from the terms or conditions contained in this Agreement in any respect which is more advantageous to the seller or sellers party thereto, Purchaser and Seller agree that (a) Purchaser shall deliver to Seller prompt written notice of such modification (including the text thereof),
(b) this Agreement shall be deemed to be amended to reflect such more advantageous terms or conditions (unless Seller notifies Purchaser to the contrary in writing), and (c) Purchaser and Seller, upon request, will promptly execute such agreements or instruments as may be necessary to evidence such amendment.

            7.12 Increase in Series A Offering Price. In the event that the purchase price paid by Purchaser in the Series A Offer is increased above $0.655 per share in cash, then the purchase price to be paid by Purchaser under this Agreement for each of the Shares shall be increased by the same incremental amount above $0.655 per share.

            IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase and Sale Agreement as of the day and year first above written.

                                   "PURCHASER"

                                    WILLIAM LYON HOMES, INC.

                                    By:     /s/ William Lyon
                                          ------------------------------------
                                          William Lyon
                                          Chairman, President and CEO

                                    "SELLER"

                                    GS CREDIT PARTNERS, L.P.

                                    By:     /s/ Robert O'Shea
                                          ------------------------------------
                                          Robert O'Shea
                                          Managing Director

                                  SCHEDULE 3.4

                                 SHARE OWNERSHIP


                                            Series A Shares    Series B Shares
First Plaza Group Trust                        1,697,325          5,099,206

GS Credit Partners, L.P.                          --              5,920,362

ING (U.S.) Capital LLC (as nominee of
   ING Equity Partners, L.P. I)
                                                  --              4,547,269

Foothill Capital Corporation                      --              1,836,109

                        STOCK PURCHASE AND SALE AGREEMENT

            THIS STOCK PURCHASE AND SALE AGREEMENT (this "Agreement") is entered into as of this 6th day of July, 1999 by and among William Lyon Homes, Inc., a California corporation ("Purchaser"), and ING (U.S.) Capital, LLC, formerly known as ING (U.S.) Capital Corporation ("Seller").

                                    RECITALS:

            WHEREAS, Purchaser, The Presley Companies, a Delaware corporation ("Presley-Del."), and Presley Homes, a California corporation ("Presley-Cal."), are parties to a letter of intent dated May 3, 1999 attached hereto as Exhibit A (the "Letter of Intent") which sets forth such parties' mutual, preliminary understanding with respect to Presley-Cal.'s proposed acquisition of substantially all of the assets of Purchaser (the "Acquisition") and Purchaser's proposal to acquire a portion of the outstanding shares of Common Stock of Presley-Del.; and

            WHEREAS, the Letter of Intent contemplates that Purchaser will make offers to the holders of Presley-Del. Series B Common Stock (the "Series B Offer") and a tender offer to the holders of the Presley Del. Series A Common Stock (the "Series A Offer") to purchase, for a cash purchase price of $0.655 per share, an aggregate number of shares of the Presley Del. Common Stock which, when added to the number of shares of Presley-Del Common Stock already owned by Purchaser and its affiliates (and after giving effect to dispositions of Presley-Del. Common Stock held by Purchaser and its affiliates as contemplated in the Letter of Intent), will cause Purchaser and its affiliates to own an aggregate of approximately 49% (but in no event more than 49.9%) of the shares of Presley-Del. Common Stock outstanding; and

            WHEREAS, Seller owns shares of Presley-Del. Series B Common Stock and, as part of the Series B Offer, Seller and Purchaser desire to enter into this Agreement to provide for the sale by Seller to Purchaser of 1,937,486 shares (subject to adjustment as provided herein) of such Series B Common Stock on the terms and subject to the conditions set forth herein.

                                    AGREEMENT

            NOW THEREFORE, in consideration of the foregoing and the representations, warranties and covenants set forth in this Agreement, the parties agree as follows:

                                   ARTICLE I
                                PURCHASE AND SALE

            1.1 Purchase and Sale of Shares. At the Closing (as defined in
Section 1.3 of this Agreement), and on the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell, transfer and deliver to Purchaser, and Purchaser hereby agrees to purchase and acquire from Seller, 1,937,486 shares of Presley-Del. Series B Common Stock (the "Shares") for a cash price of $0.655 per share, or an aggregate purchase price of $1,269,053.33 (the "Purchase Price"). The number of Shares of Presley-Del. Series B Common Stock to be purchased and sold hereunder, and the aggregate Purchase Price to be paid therefor, shall be subject to adjustment as provided in Section 4.1 and Section
7.12 of this Agreement.

            1.2 Deliveries at Closing. At the Closing, Seller shall deliver to Purchaser the certificate or certificates representing the Shares, duly endorsed for transfer to, or accompanied by duly executed stock powers in favor of, Purchaser or its nominee, and otherwise in a form acceptable for transfer on the books of Presley-Del., against payment by Purchaser of the Purchase Price by wire transfer of immediately available funds to the account specified on
Schedule 1.2 attached hereto.

            1.3 Closing. Unless otherwise agreed by the parties hereto, the closing of the transaction contemplated in this Article I (the "Closing") shall take place at the offices of Purchaser at 9:00 a.m. Pacific time on the second business day following the delivery by Purchaser to Seller of written notice to the effect that the conditions set forth in Sections 5.3(c), 5.3(d) and 5.3(e) of this Agreement have been satisfied or waived. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES
                                  OF PURCHASER

            Purchaser hereby represents and warrants to Seller as of the date of this Agreement and as of the Closing Date as follows (it being understood and agreed that Purchaser makes no representations or warranties in connection with the purchase and sale of the Shares hereunder other than as set forth in this
Article II and in Section 7.10 hereof):

            2.1 Due Incorporation; Authority. Purchaser has been duly incorporated and is validly existing in good standing under the laws of the State of California. Purchaser has the corporate power and corporate authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement, and the performance of Purchaser's obligations hereunder, have been duly authorized by all necessary corporate action on the part of Purchaser.

            2.2 Binding Obligation. This Agreement has been duly executed and delivered by Purchaser, and constitutes the legal, valid and binding obligation of

Purchaser, enforceable in accordance with its terms against Purchaser, except that (a) such enforcement may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or similar laws relating to or affecting creditors rights generally; and (b) such enforcement may be limited by general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

            2.3 No Conflict or Violation. Purchaser's execution and delivery of, and performance of its obligations under, this Agreement do not (a) violate Purchaser's articles of incorporation or bylaws, (b) constitute a material breach or default under any existing obligation of or restriction on Purchaser under any other agreement to which Purchaser is a party, or (c) breach or otherwise violate any law, statute, rule, regulation, order or decree applicable to Purchaser. No consent, order, permit or approval of any person or governmental authority is required on the part of Purchaser for the execution and delivery of, and performance of its obligations under, this Agreement.

            2.4 Investment Intent. Purchaser is purchasing the Shares for its own account and not with a view to distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Purchaser is an "accredited investor," as such term is defined in Rule 501(a) under the Securities Act, which, by reason of its business and financial experience, has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the investment in the Shares. Purchaser understands that (a) the Shares have not been registered under the Securities Act and may not be offered or sold unless the Shares are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available, (b) if any transfer of the Shares is to be made in reliance on an exemption under the Securities Act, Presley-Del. may require an opinion of counsel satisfactory to it that such transfer may be made pursuant to such exemption, and (c) so long as deemed appropriate by Presley-Del., the Shares may bear a legend to the effect of clauses (a) and (b) of this paragraph.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                    OF SELLER

            Seller represents and warrants to Purchaser as of the date of this Agreement and as of the Closing Date as follows (it being understood and agreed that Seller makes no representations or warranties in connection with the purchase and sale of the Shares hereunder other than as set forth in this
Article III and in Section 7.10 hereof):

            3.1 Organization and Good Standing; Authority. Seller has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization. Seller has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement, and the performance of Seller's obligations hereunder, have been duly authorized by all necessary corporate, partnership, limited liability company or trust action (as the case may be) on the part of Seller.

            3.2 Binding Obligation. This Agreement has been duly executed and delivered by Seller, and constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms against Seller, except that (a) such enforcement may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or similar laws relating to or affecting creditors rights generally; and (b) such enforcement may be limited by general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

            3.3 No Conflict or Violation. Seller's execution and delivery of, and performance of its obligations under, this Agreement do not (a) violate Seller's charter or other organizational documents, (b) to Seller's knowledge, constitute a material breach or default under any existing obligation of or restriction on Seller under any other agreement to which Seller is a party, or
(c) breach or otherwise violate any law, statute, rule, regulation, order or decree applicable to Seller. No consent, order, permit or approval of any person or governmental authority is required on the part of Seller for the execution and delivery of, and performance of its obligations under, this Agreement.

            3.4 Share Ownership. Seller's record and beneficial ownership of Presley-Del. equity securities is correctly set forth on Schedule 3.4 attached hereto. Seller owns all of the Shares of record and beneficially, free and clear of any charge, claim, property interest, right of first refusal, condition, lien, option, pledge, security interest or other adverse claim or interest of any kind (collectively, "Encumbrances"). At the Closing, Seller will transfer to Purchaser good and title to the Shares, free and clear of all Encumbrances except for such Encumbrances as may be imposed by applicable securities laws or as may be otherwise expressly provided herein.

                                   ARTICLE IV
                              ADDITIONAL AGREEMENTS

            4.1 Purchase and Sale of Additional Series B Shares.

                (a) Seller acknowledges that it is Purchaser's objective, following the Closing of the Series A Offer and the Series B Offer, to own (together with Purchaser's affiliates) an aggregate of approximately 49% (but in no event more than 49.9%) of Presley-Del.'s outstanding Common Stock. In the event that the Series A shareholders do not tender a sufficient number of shares of Series A Common Stock in response to the Series A Offer to enable Purchaser and its affiliates (after taking into account the Series B shares to be acquired pursuant to the Series B Offer and after giving effect to the possible disposition by Purchaser and its affiliates of up to 8% of the outstanding shares of Presley-Del. Common Stock as contemplated in the Letter of Intent) to achieve the desired ownership target, Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Seller, at a price of $0.655 per share in cash, an additional number of shares of Series B Common Stock owned by Seller so as to enable Purchaser and its affiliates to reach the desired ownership target. The number of additional shares of Series B Common Stock to be sold by Seller pursuant to this Section 4.1 shall be determined in accordance with the following formula:


                       Number of Additional Shares = A x B
                                                        ---
                                                         C

      Where A  =       Total number of additional shares of Presley-Del.
                       Common Stock necessary to enable Purchaser and its affiliates to achieve the desired ownership target;

            B  =       Total number of shares of Presley-Del. Common Stock
                       owned by Seller (after giving effect to the sale of the Shares specified in Section 1.1 of this Agreement); and

            C  =       Total number of shares of Presley-Del. Common Stock
                       owned by each of the Series B shareholders identified on
                       Schedule 3.4 attached hereto (after giving effect to the sale of the Shares specified in Section 1.1 of this Agreement and in Section 1.1 of each of the agreements entered into with the other Series B Shareholders in connection with the Series B Offer).

                (b) The number of additional shares of Series B Common Stock to be purchased pursuant to this Section 4.1 (if any) shall be set forth in the notice delivered by Purchaser to Seller in accordance with Section
        1.3 of this Agreement. The purchase and sale of any additional shares of Series B Common Stock pursuant to this Section 4.1 shall occur in the same manner and at the same time as the transaction provided for in
        Article I of this Agreement. The term "Shares," as used in this Agreement, shall refer equally to any additional shares of Series B Common Stock purchased and sold pursuant to this Section 4.1.

            4.2 Agreements Not to Tender, Transfer or Acquire Shares. Seller hereby agrees that, prior to the Closing, Seller will not:

                (a) transfer or dispose of any interest in, tender (pursuant to the Series A Offer or otherwise), or pledge or otherwise create (or allow to exist) any Encumbrance on, any shares of Presley-Del. Common Stock which it owns (except as contemplated in this Agreement);

                (b) convert any Series B shares which it owns into Series A shares; or

                (c) acquire any beneficial interest in shares of Presley-Del. Common Stock or any options, warrants or other rights to acquire shares of Presley-Del. Common Stock.

Notwithstanding anything herein to the contrary, any affiliate of Seller which, in the ordinary course of its business, engages in any of the following activities may engage in such activities (other than for its own account) with respect to shares of Presley-Del. Common Stock and options, warrants or other rights to acquire shares of Presley-Del. Common Stock: brokerage, investment advisory, investment company, financial advisory, anti-raid advisory, financing, asset management, trading, market making, arbitrage and other similar activities.

            4.3 Restriction on Sales of Presley-Del Common Stock by Purchaser. Purchaser hereby agrees that during the period from the Closing Date through and including the third anniversary of the Closing Date, Purchaser and its affiliates will not sell or otherwise transfer for value any shares of Presley-Del. Common Stock (other than the 7,939,589 shares of Series A Common Stock which are currently owned by Purchaser and its affiliates) unless such sale takes place in connection with a transaction in which all other holders of Presley-Del. Common Stock are afforded an opportunity to participate pro rata (based on ownership of Presley-Del. Common Stock) and on the same terms and conditions as Purchaser and its affiliates. Notwithstanding the foregoing, nothing contained in this Section 4.3 shall prohibit any transfer of Presley-Del. Common Stock by Purchaser or any of its affiliates to (a) any other affiliate of Purchaser, (b) William Lyon, his spouse or any of his lineal descendants, (c) any person who acquires such shares under the terms of a will or by the laws of descent and distribution, or (d) any trustee of any trust, the beneficiaries of which consist only of William Lyon, his spouse or lineal descendants, or any charitable organization as defined in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, provided that any such permitted transferee first agrees in writing to be bound by this Section 4.3 to the same extent as Purchaser and its affiliates.

            4.4 Consent to Transactions; Agreement to Vote in Favor of Presley-Del. Charter Amendments. Seller hereby approves of and consents to the transactions contemplated in the Letter of Intent, a copy of which has previously been provided to Seller. Subject to the condition set forth in the next sentence, Seller hereby agrees to vote all shares of Presley-Del. Common Stock which it (or any of its affiliates) owns in favor the transactions contemplated by such Letter of Intent which are submitted for a vote of Presley-Del. stockholders and for which approval has been recommended by the Presley-Del. Board of Directors. In particular, but conditioned upon the understanding that such provisions will not be effective until after the closing of the Series A Offer, the Series B Offer and the Acquisition, Seller agrees to vote all shares of Presley-Del. Common Stock which it (or any of its affiliates) owns in favor of certain provisions proposed to be added to Presley-Del.'s certificate of incorporation (whether by amendment, merger or otherwise) which would restrict the transfer of Presley-Del shares by holders of 5% or more of its outstanding shares so as to avoid triggering certain tax law provisions which could result in the loss of Presley-Del.'s net operating losses for tax purposes.

                                   ARTICLE V
                              CONDITIONS TO CLOSING

            The obligation of Purchaser and Seller to effect the Closing shall be subject to the following conditions:

            5.1 Conditions Precedent to Purchaser's and Seller's Obligations. Purchaser's and Seller's respective obligations to consummate the purchase and sale of the Shares hereunder and to take the other actions required to be taken at the Closing are subject to the satisfaction as of the Closing Date of the condition that the purchase and sale of the Shares as contemplated in this Agreement shall not violate or contravene any applicable law, statute, rule, regulation, order or decree of any governmental authority.

            5.2 Conditions Precedent to Seller's Obligation to Close. Seller's obligations to sell the Shares and to take the other actions required to be taken by Seller at the Closing are subject to the satisfaction as of the Closing Date of each of the following conditions (each of which may be waived by Seller, in whole or in part):

                (a) the representations and warranties of Purchaser contained in this Agreement must have been true and correct in all respects on the date of this Agreement and shall be true and correct in all respects as of the Closing Date as if made on the Closing Date; and

                (b) Purchaser shall have performed all of the covenants and obligations that Purchaser is required to perform or to comply with at or prior to the Closing pursuant to this Agreement.

            5.3 Conditions Precedent to Purchaser's Obligation to Close. Purchaser's obligations to purchase the Shares and to take the other actions required to be taken by Purchaser at the Closing are subject to the satisfaction as of the Closing Date of each of the following conditions (each of which may be waived by Purchaser, in whole or in part):

                (a) The representations and warranties of Seller contained in this Agreement must have been true and correct in all respects on the date of this Agreement and shall be true and correct in all respects as of the Closing Date as if made on the Closing Date;

                (b) Seller shall have performed all of the covenants and obligations that Seller is required to perform or to comply with at or prior to the Closing pursuant to this Agreement;

                (c) The stockholders of Presley-Del., by a vote sufficient under applicable law, shall have approved certain provisions which are proposed to be added to Presley-Del.'s certificate of incorporation and/or bylaws to restrict transfers of shares of Presley-Del. Common Stock by holders of 5% or more of the outstanding Common Stock so as to avoid triggering the change-in-control tax provisions which could result in a loss of Presley-Del.'s net operating losses for tax purposes, and Presley-Del. shall have notified Purchaser in writing of its intention to effect such provisions (by filing with the Delaware Secretary of State a certificate of amendment or certificate of merger) following and conditioned only upon the closing of the Series A Offer and the Series B Offer;

                (d) Presley-Cal. and Purchaser shall have closed the Acquisition;

                (e) Purchaser shall have purchased (or have the legally enforceable right to purchase) shares of Presley-Del. Common Stock pursuant to the Series A Offer and/or the Series B Offer such that the number of shares so purchased, when added to the number of shares of Presley-Del. Common Stock then owned by Purchaser and its affiliates, causes Purchaser and its affiliates to own at least 49% (but not more than 49.9%) of the outstanding shares of Presley-Del. Common Stock; and

                (f) upon the closing of the Series B Offer, no person (other than Purchaser and its affiliates) shall own beneficially 5% or more of the outstanding Common Stock of Presley-Del.

                                   ARTICLE VI
                                   TERMINATION

            6.1 Termination Events. This Agreement may, by written notice delivered prior to the Closing, be terminated:

                (a) by mutual consent of Purchaser and Seller;

                (b) by Purchaser or Seller (if such party is not itself then in breach), if a material breach of this Agreement has been committed by the other party, and such breach has not been waived or cured within 10 calendar days of the date written notice of such breach is delivered to the breaching party;

                (c) by Purchaser or Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before November 15, 1999, or such later date as the parties may agree upon in writing;

                (d) (i) by Purchaser, if any of the conditions in Section 5.3 of this Agreement has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of

        Purchaser to perform its obligations under this Agreement), or (ii) by Seller, if any of the conditions in Section 5.2 of this Agreement has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to perform its obligations under this Agreement); or

                (e) by Purchaser or Seller, if Purchaser, Presley-Del. and Presley-Cal. terminate the Letter of Intent (or any definitive agreement entered into with respect to the transactions contemplated by the Letter of Intent), or the Letter of Intent (or any such definitive agreement) expires in accordance with its terms prior to the Closing Date.

            6.2 Effect of Termination. If this Agreement is terminated pursuant to Section 6.1 hereof, all further obligations of the parties under this Agreement shall terminate; provided, however, that a termination of this Agreement shall not relieve any party of any liability it may have for breach of any representation or warranty or nonperformance of any covenant or obligation hereunder, or constitute a waiver of any available remedy (including specific performance, if available) for any such breach or nonperformance.

                                  ARTICLE VII
                               GENERAL PROVISIONS

            7.1 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

            7.2 Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of California applicable to agreements made and to be performed wholly within the State of California, without regard to conflict of laws principles.

            7.3 Entire Agreement. This Agreement contains all of the agreements between the parties with respect to the matters contained herein and supersedes all prior written or oral and all contemporaneous oral agreements or understandings between the parties pertaining to any such matters. No provision of this Agreement may be amended or added to except by an agreement in writing signed by the parties to this Agreement or their respective successors in interest and expressly stating that it is an amendment of this Agreement.

            7.4 Further Assurances. The parties agree to do such further acts and things and to execute and deliver such additional agreements and instruments as any other party may reasonably require to consummate, evidence or confirm the agreements contained herein in the manner contemplated hereby.

            7.5 Assignment. This Agreement and the rights, duties, and obligations hereunder may not be assigned by any party prior to the Closing without the prior written consent of the other party, and any attempted assignment is void. Notwithstanding the foregoing, either Purchaser or Seller may assign its rights and delegate its obligations under this Agreement to one or more of their respective affiliates (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended), provided that, in each case, (a) the assignee first agrees in writing to be bound by the terms of this Agreement, and (b) any such assignment and delegation shall not relieve Purchaser or Seller of any of its obligations hereunder.

            7.6 Successors and Assigns. Subject to Section 7.5 hereof, this Agreement shall be binding upon each of the parties to it and their respective successors and permitted assigns.

            7.7 Severability. In the event any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed to be severed from this Agreement and every other provision of this Agreement shall remain in full force and effect.

            7.8 Expenses. Each party shall bear its own expenses in connection with the transactions contemplated hereunder. Each party further represents and warrants that it has not engaged or authorized any broker, finder or similar agent who would be entitled to a commission or other fee in respect of the transactions contemplated hereunder.

            7.9 Applicability in the Event of Conversion, Reclassification or Exchange of Series B Common Stock. In the event that shares of Presley-Del. Series B Common Stock are converted, reclassified or split into, or otherwise exchanged for, other securities of the same or different issuer, the terms and provisions of this Agreement shall be deemed to apply to such other securities with the same force and effect (with such adjustments to the number of securities and the purchase price thereof as may be necessary or appropriate to give effect to the parties' intent and the transactions contemplated hereunder).

            7.10 Acknowledgement. Purchaser and Seller acknowledge that each of them has a representative who is a director of Presley-Del. and that each of Purchaser and Seller may be deemed to be an affiliate of Presley-Del. (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended). Purchaser and Seller further acknowledge that each of them may have confidential information concerning Presley-Del.'s business and affairs which is not public and may be considered material. Recognizing the foregoing, neither Purchaser nor Seller has requested, desires or requires the other to disclose any confidential information relating to Presley-Del. or otherwise. Each of Purchaser and Seller has conducted its own investigation, to the extent it has determined necessary or desirable, in connection with the purchase and sale of the Shares hereunder and expressly further acknowledges that (a) it has not relied upon any representation, warranty or statement (other than the limited representations, warranties and statements contained in this Agreement) made by, nor upon any analysis of, the other in connection with the transactions contemplated hereunder, (b) it has made its own investment analysis and decision to purchase or sell (as the case may be) the Shares based upon such information as it has deemed appropriate, and (c) it is voluntarily assuming all risks associated with the purchase or sale (as the case may be) of the Shares hereunder resulting from the failure to receive any such representations, warranties, statements or confidential information.

            7.11 Relationship to Other Series B Purchase Agreements. The parties acknowledge that, in connection with the Series B Offer, Purchaser has entered into or proposes to enter into agreements with the other holders of Presley-Del. Series B Common Stock to purchase from such holders additional shares of Presley-Del. Common Stock (such other agreements are attached hereto as Exhibit B and referred to herein as the "Other Series B Agreements"). Purchaser agrees that such Other Series B Agreements are to be identical in form and substance to this Agreement, with only such differences as relate to the identity of the seller and the number of shares of Presley-Del. Common Stock to be purchased and sold thereunder (it being understood that in the case of Foothill Capital Corporation, such number is 710,574 shares of Presley-Del. Series B Common Stock, and in the case of each of the other Series B stockholders, such number is that number of Series B shares as is necessary to reduce the total number of shares of Presley-Del. Common Stock (including any Presley-Del. Series A shares) owned by such Series B stockholder to below 5% of the total number of shares of Presley-Del. Common Stock outstanding). If the terms and conditions contained in any of the Other Series B Agreements are modified from the terms or conditions contained in this Agreement in any respect which is more advantageous to the seller or sellers party thereto, Purchaser and Seller agree that (a) Purchaser shall deliver to Seller prompt written notice of such modification (including the text thereof), (b) this Agreement shall be deemed to be amended to reflect such more advantageous terms or conditions (unless Seller notifies Purchaser to the contrary in writing), and (c) Purchaser and Seller, upon request, will promptly execute such agreements or instruments as may be necessary to evidence such amendment.

            7.12 Increase in Series A Offering Price. In the event that the purchase price paid by Purchaser in the Series A Offer is increased above $0.655 per share in cash, then the purchase price to be paid by Purchaser under this Agreement for each of the Shares shall be increased by the same incremental amount above $0.655 per share.

            IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase and Sale Agreement as of the day and year first above written.

                                   "PURCHASER"

                                    WILLIAM LYON HOMES, INC.

                                    By:     /s/ William Lyon
                                          ------------------------------------
                                          William Lyon
                                          Chairman, President and CEO

                                    "SELLER"

                                    ING (U.S.) CAPITAL LLC

                                    By:     /s/ Fred Assenheimer
                                          ------------------------------------
                                          Fred Assenheimer
                                          Senior Vice President

                                  SCHEDULE 3.4

                                 SHARE OWNERSHIP


                                            Series A Shares    Series B Shares

First Plaza Group Trust                        1,697,325          5,099,206

GS Credit Partners, L.P.                          --              5,920,362

ING (U.S.) Capital LLC (as nominee of
   ING Equity Partners, L.P. I)

                                                  --              4,547,269

Foothill Capital Corporation                      --              1,836,109